UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2015

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2015 effective September 28, 2015, RAIT Financial Trust (“RAIT”), RAIT Partnership, L.P. (the “Operating Partnership”), Taberna Realty Finance Trust (“TRFT”), and RAIT Asset Holdings IV, LLC (“RAIT IV”) and together with RAIT, the Operating Partnership and TRFT, the “Issuer Parties”) and ARS VI Investor I, LP, (formerly known as ARS VI Investor I, LLC (the “Investor”) entered into an amendment (the “SPA Amendment”), to the Securities Purchase Agreement, dated as of October 1, 2012 by and among the Issuer Parties and the Investor (the “Securities Purchase Agreement”). The Amendment increases the defined loan to value cap applicable to defined bridge loans and the net worth requirement applicable to RAIT IV in the Securities Purchase Agreement.

Andrew M. Silberstein serves as a Trustee on RAIT’s Board of Trustees as the Investor Board Designee (as defined in the Securities Purchase Agreement). Mr. Silberstein is an equity owner of Almanac Realty Investors, LLC (“Almanac”), an affiliate of the Investor and holds indirect equity interests in the Investor. Pursuant to the Securities Purchase Agreement, RAIT sold to the Investor on a private placement basis in four sales between October 2012 and March 2014 for an aggregate purchase price of $100.0 million, or the total commitment, the following securities, in the aggregate: (i) 4,000,000 Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of RAIT, (ii) common share purchase warrants exercisable for RAIT common shares (the “Common Shares”) and (iii) common share appreciation rights with respect to Common Shares, all described in RAIT’s most recent quarterly report on Form 10-Q. The Amendment provides that the Issuer Parties shall pay a fee of $450,000 to Almanac.

On September 28, 2015, RAIT CRE Conduit II, LLC (“Seller II”), RAIT (as guarantor under the UBS MRA (defined below)) and UBS Real Estates Securities Inc. (“UBS”) entered into Amendment No. 3 (the “UBS Amendment”) to the Master Repurchase Agreement dated as of January 24, 2014 (as previously amended, the “UBS MRA”). The UBS Amendment modifies the following provisions of the UBS MRA: applicability, definitions, initiation, termination, collections, income payments and requirements of law.

On September 28, 2015, RAIT CMBS Conduit I, LLC (“Seller I”) and RAIT CRE Conduit III, LLC (“Seller III”), RAIT (to reaffirm its guaranty of the Citi MRA (defined below)) and Citibank, N.A. (“Citibank”) entered into the First Amendment (the “Citi Amendment”) to the Amended and Restated Master Repurchase Agreement, dated as of July 28, 2014 among Seller I, Seller III and Citibank (the “Citi MRA”). The Citi Amendment modifies the following defined terms in the Citi MRA: applicable spread, margin percentage and purchase percentage.

The summaries in this report of any of the documents referenced in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which are incorporated herein by reference. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 2, 2015	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment dated September 30, 2015 effective September 28, 2015 among RAIT Financial Trust (“RAIT”), RAIT Partnership, L.P. (the “Operating Partnership”), Taberna Realty Finance Trust (“TRFT”), and RAIT Asset Holdings IV, LLC (“RAIT IV”) and together with RAIT, the Operating Partnership and TRFT, the “Issuer Parties”) and ARS VI Investor I, LP, (formerly known as ARS VI Investor I, LLC (the “Investor”) to the Securities Purchase Agreement dated as of October 1, 2012 by and among the Issuer Parties and the Investor.
10.2	Amendment No. 3, dated as of September 28, 2015 among RAIT CRE Conduit II, LLC (“Seller II”), RAIT (as guarantor under the UBS MRA (defined below)) and UBS Real Estates Securities Inc. (“UBS”) to the Master Repurchase Agreement dated as of January 24, 2014 among Seller II, RAIT and UBS (the “UBS MRA”).
10.3	First Amendment dated as of September 28, 2015 among RAIT CMBS Conduit I, LLC (“Seller I”) and RAIT CRE Conduit III, LLC (“Seller III”), RAIT (to reaffirm its guaranty of the Citi MRA (defined below)) and Citibank, N.A. (“Citibank”) to the Amended and Restated Master Repurchase Agreement, dated as of July 28, 2014 among Seller I, Seller III and Citibank (the “Citi MRA”).